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                                                                   EXHIBIT 10.27
                               SECOND AMENDMENT TO

                          M/I SCHOTTENSTEIN HOMES, INC.

                       DIRECTOR DEFERRED COMPENSATION PLAN


WHEREAS, in 1997, M/I Schottenstein Homes, Inc. ("Company") adopted the M/I Schottenstein Homes, Inc. Director Deferred Compensation Plan ("Plan") to provide its Directors with an opportunity to defer all or a portion of their Eligible Compensation and to invest in the Company's Common Shares;

WHEREAS, the Company also retained in Section 10 of the Plan the right to amend the Plan at any time;

NOW, THEREFORE, effective July 1, 2001:

     1.   Plan Section 5.A is amended to read, in its entirety, as follows:

          Time of Payment. Distribution of a Participant's Deferred Compensation Account shall be made on or about the 50th day, but in no event later than the 60th day, after the earlier of (i) the date specified by the Participant in the Deferral Notice delivered to the Plan Administrator at the time the deferral election is made; or (ii) the date of the Participant's termination of service as a Director due to resignation, retirement, death or otherwise.

     2. The Deferral Notice attached to the Plan as an exhibit shall be replaced by the Deferral Notice attached to this Amendment.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer.

                                             M/I SCHOTTENSTEIN HOMES, INC.



                                             By:________________________________


                                             Its:_______________________________
                                                       Name (Please Print)